SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ECLIPSYS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Eclipsys Corporation

1750 Clint Moore Road
Boca Raton, Florida 33487

Notice of Annual Meeting of Stockholders

to be Held on June 1, 2004

       The Annual Meeting of Stockholders of Eclipsys Corporation (the “Company”) will be held at the Omni Charlottesville Hotel, 235 West Main Street, Charlottesville, Virginia 22902, on June 1, 2004, at 2:00 p.m., local time, to consider and act upon the following matters:

1.	To elect one Class III director for the ensuing three years.

2.	To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on April 20, 2004 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open following the record date.

By Order of the Board of Directors,

Brent A. Friedman, Secretary

Boca Raton, Florida

April 29, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

Eclipsys Corporation

1750 Clint Moore Road
Boca Raton, Florida 33487

Proxy Statement for the Annual Meeting of Stockholders

to be Held on June 1, 2004

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Eclipsys Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on June 1, 2004 (the “Annual Meeting”) and at any adjournment of that meeting. All executed proxies will be voted in accordance with the stockholder’s instructions. If no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. A proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

      On April 20, 2004, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the “Record Date”), there were outstanding and entitled to vote an aggregate of 46,653,756 shares of Voting Common Stock (“Voting Common Stock”) of the Company (constituting all of the voting stock of the Company). Holders of Voting Common Stock are entitled to one vote per share.

      The Company’s Annual Report for the year ended December 31, 2003 is being mailed to stockholders, along with these proxy materials, on or about April 30, 2004.

      The Company’s Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission, without exhibits, is included in the Company’s Annual Report. Exhibits will be provided upon written request to the Secretary of the Company at the address shown above and the payment of an appropriate processing fee.

Votes Required

      The holders of a majority of the shares of Voting Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Voting Common Stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

      The affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the matter is required for the election of directors. The affirmative vote of a majority of the shares of Voting Common Stock voting on the matter is required to ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current year.

      Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (including the election of directors and the ratification of the selection of the auditors) that require the affirmative vote of a plurality of the votes cast or a majority of the shares voting on the matter.

Householding of Proxy Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or the Company’s Annual Report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number: Eclipsys Corporation, 1750 Clint Moore

Road, Boca Raton, Florida 33487, phone: (561) 322-4321, Attention: Brent Friedman, Secretary. If you want to receive separate copies of the Company’s Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

Beneficial Ownership of Common Stock

      The following table sets forth certain information regarding the beneficial ownership of the Company’s Voting Common Stock as of April 20, 2004 by (i) each person or entity who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director or nominee for director; (iii) each of the executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation” below; and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity. The Company has no outstanding shares of Non-Voting Common Stock.

      Except as set forth herein, the business address of the named beneficial owner is c/o Eclipsys Corporation, 1750 Clint Moore Road, Boca Raton, Florida 33487.

	Number of Shares	Percentage
Name and Address of Beneficial Owner	Beneficially Owned(1)	Owned(%)

Investment entities affiliated with General Atlantic Partners, LLC(2)	7,744,556	16.6%
c/o General Atlantic Service Corporation 3 Pickwick Plaza Greenwich, CT 06830
Thornburg Investment Management, Inc.(3)	3,587,232	7.7
119 East Marcy Street Santa Fe, NM 87501
Kern Capital Management LLC(4)	2,507,500	5.3
114 West 47th Street New York, NY 10036-1510
Duquesne Capital Management, L.L.C.(5)	2,428,100	5.2
40 West 57th Street, 25th Floor New York, NY 10019-4001
John S. Cooper(6)	176,665	*
Steven A. Denning(7)	7,778,889	16.7
John Depierro(8)	141,729	*
G. Fred DiBona, Jr.(9)	71,416	*
Eugene V. Fife(10)	146,482	*
James E. Hall(11)	418,750	*
Braden R. Kelly(12)	7,774,973	16.7
John T. Patton, Jr.(13)	7,761	*
Jay B. Pieper(14)	876,290	1.9
Paul L. Ruflin(15)	478,633	1.0
All executive officers and directors as a group (13 Persons)(16)	10,522,410	21.82

*	Less than 1%

(1)	The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 20, 2004 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

(2)	Consists of 788,687 shares owned by General Atlantic Partners 74, L.P. (“GAP 74”), 403,883 shares owned by General Atlantic Partners 48, L.P. (“GAP 48”), 504,674 shares owned by General Atlantic Partners 47, L.P. (“GAP 47”), 3,708,594 shares owned by General Atlantic Partners 38, L.P. (“GAP 38”), 1,052,661 shares owned by General Atlantic Partners 28, L.P. (“GAP 28”), 60,000 shares owned by GapStar, LLC (“GapStar”), 1,114,744 shares owned by GAP Coinvestment Partners, L.P. (“GAPCO”), 109,854 shares owned by GAP Coinvestment Partners II, L.P. (“GAPCO II”) and 1,459 shares owned by GAPCO GmbH & Co. KG (“KG”). Each of Steven A. Denning and Braden R. Kelly is a managing member of General Atlantic Partners LLC (“GAP LLC”) and a general partner of each of GAP Coinvestment Partners, L.P. (“GAPCO I”) and GAP Coinvestment Partners II, L.P. (“GAPCO II”). GAP LLC is the general partner of GAP 28, GAP 38, GAP 47, GAP 48 and GAP 74. GAP LLC is also the sole member of GapStar LLC (“GapStar”). The managing members of GAP LLC (other than certain managing members) are also the general partners of GAPCO I and GAPCO II. GAPCO Management GmbH (“Management GmbH”) is the general partner of KG. The managing members of GAP LLC are authorized and empowered to vote and dispose of the securities owned by KG, GAP 28, GAP 38, GAP 47, GAP 48, GAP 74, GapStar, GAP LLC, GAPCO I, GAPCO II, KG and Management GmbH (collectively, the “GAP Group”) are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended.

(3)	This information was derived from the Schedule 13G filed by Thornburg Investment Management, Inc. with the Securities and Exchange Commission on March 12, 2004.

(4)	This information was derived from the Schedule 13G filed by Kern Capital Management LLC with the Securities and Exchange Commission on February 13, 2004.

(5)	This information was derived from the Schedule 13G filed by Duquesne Capital Management, L.L.C. with the Securities and Exchange Commission on December 16, 2003.

(6)	Consists of 176,665 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 20, 2004.

(7)	Consists of 34,333 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 20, 2004, and 7,744,556 shares of common stock described in footnote (2) above.

(8)	Consists of 141,729 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 20, 2004.

(9)	Includes 39,750 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 20, 2004.

(10)	Consists of 78,082 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 20, 2004, 65,000 shares held by a revocable trust of which Mr. Fife is the settlor and trustee, 1,700 shares owned by Mr. Fife’s son and 1,700 shares owned by Mr. Fife’s daughter.

(11)	Includes 413,333 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 20, 2004.

(12)	Consists of 30,417 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 20, 2004, and 7,744,556 shares of common stock described in footnote (2) above.

(13)	Includes 4,313 shares held by a trust of which Mr. Patton is the executor.

(14)	Consists of 43,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 20, 2004, and 833,290 shares held by Partners HealthCare System, Inc. (“Partners”). Mr. Pieper is a Vice President of Partners. Mr. Pieper disclaims beneficial ownership of the shares held by Partners and their inclusion herein shall not be deemed an admission of beneficial ownership.

(15)	Includes 325,804 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 20, 2004.

(16)	See footnotes (2) and (6) through (15) above.

Proposal 1 — Election of Director

       The Company’s Third Amended and Restated Certificate of Incorporation provides that the Board of Directors is classified into three classes (designated Class I directors, Class II directors and Class III directors), with members of each class holding office for staggered three-year terms. There is currently one Class III director, whose term expires at the Annual Meeting, two Class II directors, whose terms expire at the 2005 Annual Meeting of Stockholders, and three Class I directors, whose terms expire at the 2006 Annual Meeting of Stockholders, in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal.

      G. Fred DiBona, a current Class III director, has indicated that he does not wish to stand for re-election, and his term will expire effective as of the Annual Meeting.

      On April 27, 2004, the Board of Directors nominated Edward A. Kangas to stand for election as a Class III director at the Annual Meeting. Mr. Kangas was identified by a professional search firm at the request of the Board of Directors. The persons named in the enclosed proxy will vote to elect as a Class III director the nominee named below, unless authority to vote for the election of the nominee is withheld by marking the proxy to that effect. The nominee has indicated his willingness to serve, if elected, but if he should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. The nominee, if elected, will hold office until the 2007 Annual Meeting of Stockholders, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

      Set forth below, for each incumbent and nominee, are his name and age, his positions with the Company, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company:

Nominee for Class III Director

      Edward A. Kangas is 59 years old. Mr. Kangas served as Chairman and Chief Executive Officer of Deloitte Touche Tohmatsu from 1989 to 2000. He also served as the Managing Partner of Deloitte & Touche (USA) from 1989 to 1994. Since his retirement from Deloitte in 2000, Mr. Kangas has served as a consultant to Deloitte and as Chairman of the National Multiple Sclerosis Society. He is also director of Hovnanian Enterprises Inc., a national homebuilder, and Tenet Healthcare Corporation, a healthcare services company.

Retiring Class III Director

      G. Fred DiBona is 53 years old and has served on the Board of Directors since May 1996. Since 1990, Mr. DiBona has been the President and Chief Executive Officer of Independence Blue Cross and its subsidiaries. Mr. DiBona is also a director of Exelon Corporation, a public energy holding company; Aqua America Inc., a water utility company; Tasty Baking Company, a packaged foods company; The GEO Group, Inc., an operator and owner of correctional facilities; and Crown Holdings, Inc., the parent of Crown Cork & Seal, Inc., a manufacturer of packaging products for consumer marketing companies.

Incumbent Class II Directors

      Steven A. Denning is 55 years old and has served on the Board of Directors since March 1997. Mr. Denning is the Executive Managing Member of General Atlantic Partners, LLC, a private equity investment firm focused on investing in information technology, process outsourcing and communications businesses on a global basis, and has been with General Atlantic (or its predecessor) since 1980. Mr. Denning is also a director of Exult, Inc., a provider of business process outsourcing of human resources management and affinity processes; SRA International, Inc., a provider of information technology services and solutions to clients in the national security, health care, public health and civil government markets; The Thomson Corporation, a provider of integrated information solutions to business and professional customers; and several private information technology companies of which entities affiliated with General Atlantic are investors.

      Jay B. Pieper is 60 years old and has served on the Board of Directors since May 1996. Since May 1995, Mr. Pieper has served as Vice President of Corporate Development and Treasury Affairs for Partners HealthCare System, Inc., the parent of Brigham and Women’s Hospital, Inc. and Massachusetts General Hospital.

Incumbent Class I Directors

      Eugene V. Fife is 63 years old and is the Chairman of the Board of Directors. Mr. Fife has served on the Board of Directors since May 1997 and has served as Chairman of the Board since January 2003. Since December 1999, Mr. Fife has served as the founding principal of Vawter Capital, LLC, a private investment firm. From September 1996 to October 2000, Mr. Fife served as the co-chairman and chief executive officer of Illuminis, Inc. (formerly known as Multimedia Medical Systems, Inc.), a medical information systems company. Mr. Fife was formerly a general partner in Goldman Sachs & Co., where he served as a member of its Management Committee and as chairman of Goldman Sachs International. He retired from Goldman Sachs & Co. in 1995, but continues to serve as a Senior Director of the firm. Mr. Fife is also a director of Caterpillar, Inc., a heavy equipment and engine manufacturer.

      Braden R. Kelly is 33 years old and has served on the Board of Directors since February 16, 2001. Mr. Kelly is a Managing Member of General Atlantic Partners, LLC, and has been with General Atlantic since 1995. Mr. Kelly is a director of ProxyMed, Inc., a provider of electronic healthcare transaction processing and services; Tickets.com, Inc., a provider of automated ticketing solutions for the performing arts, professional sports and live entertainment industries; and HEALTHvision, Inc., a private company that provides Internet solutions to the healthcare industry.

      Paul L. Ruflin is 50 years old and has served on the Board of Directors since July 15, 2002, the date that he joined the Company as Chief Executive Officer and President. Prior to joining the Company, Mr. Ruflin spent over 24 years with Cap Gemini Ernst & Young, North America, a consulting firm, and its predecessors in a variety of senior management positions, serving most recently as Chief Operating Officer.

Board Determination of Independence

      Under the rules of the NASDAQ Stock Market that will become applicable to the Company on the date of its annual meeting, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board of Directors has determined that none of Messrs. Fife, Denning, DiBona, Kelly, Pieper or Kangas has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Board and Committee Meetings

      The Board of Directors met fourteen times during 2003. During 2003, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which the director then served, except for Mr. DiBona who missed a number of Board meetings due to an illness that required his hospitalization.

      The Company’s new corporate governance guidelines provide that directors may, but are not required to, attend the annual meeting of stockholders. A copy of the guidelines is posted on the Company’s website at www.eclipsys.com. The Company’s 2003 annual meeting was attended by Messrs. Fife and Ruflin.

Board Committees

      The Board of Directors has established three standing committees – Audit, Executive Development and Compensation, and Nominating and Corporate Governance – each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Corporate Governance section of the Company’s website, www.eclipsys.com. In addition, a copy of the Amended and Restated Audit Committee Charter as in effect on the date of this proxy statement is attached as Appendix A.

      The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the new rules of the NASDAQ Stock Market that will become applicable to the Company on the date of the Annual Meeting including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. In addition, all of the members of the Audit Committee are independent as defined by the rules of the NASDAQ Stock Market that apply to the Company until the date of the Annual Meeting.

Audit Committee

      The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent auditor;

•	overseeing the work of the Company’s independent auditor, including the receipt and consideration of certain reports from the independent auditors;

•	reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing the Company’s internal audit function;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 18 of this proxy statement).

      The Board of Directors has determined that Mr. Pieper is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Act of 1933.

      The members of the Audit Committee during 2003 were Messrs. Pieper (chairman), Fife and Kelly. In February 2004, Mr. DiBona replaced Mr. Kelly on the Audit Committee. If elected, Mr. Kangas will replace Mr. DiBona on the Audit Committee. The Audit Committee met seven times during 2003.

Executive Development and Compensation Committee

      The Executive Development and Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s senior executives;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

      The members of the Executive Development and Compensation Committee are Messrs. Denning (chairman), DiBona and Fife. If elected, Mr. Kangas will replace Mr. DiBona on the Executive Development and Compensation Committee. The Executive Development and Compensation Committee met two times during 2003.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

      The members of the Nominating and Corporate Governance Committee are Messrs. DiBona and Kelly. If elected, Mr. Kangas will replace Mr. DiBona on the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met once during 2003.

Director Candidates

      The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests for recommendations, meetings from time to time to evaluate biographical information and material relating to potential candidates and interviews of candidates by Board and Committee members.

      In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

      Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Eclipsys Corporation, 1750 Clint Moore Road, Boca Raton, Florida 33487. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting.

      Stockholders also have the right under the Company’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Other Stockholder Meeting Matters.” Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in the Company’s proxy card for the next annual meeting.

Communicating with the Independent Directors

      The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board (if an independent director), or the Lead Director (if one is appointed), or otherwise the Chairman of the Nominating and Governance Committee, with the assistance of the Company’s Chief Financial Officer and General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate. Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board (if an independent director), or the Lead Director (if one is appointed), or otherwise the Chairman of the Nominating and Governance Committee, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

      Each stockholder may communicate with a Company director through an e-mail link that is contained on the Company’s website at www.eclipsys.com. In addition, stockholders who wish to send communications on any topic to the Board may address such communications to Board of Directors c/o Corporate Secretary, Eclipsys Corporation, 1750 Clint Moore Road, Boca Raton, Florida 33487.

Director Compensation

      Directors are reimbursed for any expenses incurred in connection with attendance at meetings of the Board of Directors or any committee of the Board of Directors, but are not otherwise compensated for such service except as described below. On April 8, 1998, the non-employee directors at that time (including Messrs. Denning, DiBona, Fife, and Pieper) were each granted a non-qualified stock option to purchase 13,333 shares of Voting Common Stock at a purchase price of $13.50 per share under the Company’s 1998 Stock Incentive Plan. These options vested annually over a four-year period and are now fully vested. In addition, in July 2000, Messrs. Denning, DiBona, Fife and Pieper were each granted a non-qualified stock option to purchase 21,000 shares of Voting Common Stock at a purchase price of $8.25 per share under the Company’s 2000 Stock Incentive Plan. These options vested annually over a three-year period and are now fully vested. In addition, on February 23, 2001, following his appointment to the Board of Directors, Mr. Kelly was granted a non-qualified stock option to purchase 25,000 shares of Voting Common Stock at a purchase price of $19.68 per share under the Company’s 2000 Stock Incentive Plan. This option vested annually over a three-year period and is now fully vested. In addition, on April 29, 2003, Messrs. Denning, DiBona and Kelly were each granted a non-qualified stock option to purchase 25,000 shares of Voting Common Stock at a purchase price of $8.88 per share under the Company’s 2000 Stock Incentive Plan, and Mr. Pieper was granted a non-qualified stock option to purchase 40,000 shares of the Voting Common Stock on the same terms. These options vest 20% on the first anniversary of the option grant, and monthly thereafter until they become fully vested on the fifth anniversary of the option grant. Directors who are employees of the Company have not received any additional remuneration for their service on the Board of Directors.

      In January 2003, Mr. Fife became Chairman of the Board of Directors. As Chairman, Mr. Fife receives an annual retainer equal to $150,000 for his services. On April 29, 2003, Mr. Fife was granted a non-qualified stock option to purchase 125,000 shares of the Company’s Voting Common Stock at a purchase price of $8.88 per share under the Company’s 2000 Stock Incentive Plan. This option vests 20% on the first anniversary of the option grant, and monthly thereafter until it becomes fully vested on the fifth anniversary of the option grant.

Executive Compensation

     Summary Compensation

      The following table sets forth the total compensation paid or accrued for the last three years for the Company’s Chief Executive Officer and its four other most highly compensated executive officers during 2003 (together, the “Named Executive Officers”):

Summary Compensation Table

					Long-Term Compensation

					Awards

			Annual Compensation		Restricted	Securities
					Stock	Underlying	All Other
Name and Principal Position	Year		Salary	Bonus	Awards	Options(1)	Compensation(2)

Paul L. Ruflin	2002	(3)	$346,154	$125,000	$1,123,500 (4)	850,000	$145
Chief Executive Officer and	2003		750,000	—	—	—	3,027
President
James E. Hall	2001		368,269	75,000	—	—	21,713	(5)
Senior Sales Consultant and former	2002		375,000	40,000	—	—	2,755
Vice Chair	2003		375,000	—	—	—	6,695
John T. Patton, Jr.	2001		311,538	100,000	—	100,000	2,039
Former Executive Vice President and	2002		325,000	56,250	—	—	820
Chief Operating Officer(6)	2003		342,692	—	—	20,000	3,003
John S. Cooper	2002		257,019	230,000	—	300,000	129,348	(7)
Executive Vice President of Sales	2003		347,691	75,000	—	50,000	25,489	(8)
John Depierro	2001		249,231	60,000	—	30,000	3,586
Executive Vice President	2002		260,000	60,000	—	25,000	2,611
	2003		295,385	25,000	—	10,000	4,357

(1)	Represents the number of shares covered by options to purchase shares of Voting Common Stock granted during the applicable year.

(2)	Represents Company contributions to group term life insurance policies, contributions on the Named Executive Officer’s behalf to the Company’s 401(k) Plan in 2001, 2002 and 2003, and with respect to Messrs. Cooper and Hall, reimbursed relocation expenses as described in the footnotes below.

(3)	Mr. Ruflin joined the Company as Chief Executive Officer on July 15, 2002.

(4)	Mr. Ruflin received 150,000 shares of restricted Voting Common Stock. The value of this award is calculated based on the last sale price of the Voting Common Stock as reported on the Nasdaq National Market on July 15, 2002, the date of the award ($7.50 per share), less the amount paid by Mr. Ruflin for the shares ($0.01 per share). The restrictions on Mr. Ruflin’s restricted stock grant will lapse over a five-year period from the grant date of July 15, 2002, with the restrictions lapsing as to 30,000 shares on the first anniversary of the grant date, and the balance lapsing on a monthly basis over the remaining 48-month period. The Company maintains the right to repurchase from Mr. Ruflin the unvested portion of his restricted stock if he ceases to be employed by the Company prior to July 15, 2007. The value of Mr. Ruflin’s restricted stock holdings on December 31, 2003 was $1,744,500. If the Company pays dividends on its Voting Common Stock, Mr. Ruflin will be entitled to receive such dividends with respect to his restricted stock, whether vested or unvested.

(5)	Includes $17,552 in reimbursed relocation expenses for 2001.

(6)	Mr. Patton left the Company on December 31, 2003.

(7)	Includes $129,140 in reimbursed relocation expenses in 2002.

(8)	Includes $23,172 in reimbursed relocation expenses in 2003.

Stock Option Grants

      The following table sets forth grants of stock options to each of the Named Executive Officers during the year ended December 31, 2003.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed Annual
		Percent of			Rates of Stock Price
	Number of	Total Options			Appreciation for Option
	Securities	Granted to	Exercise or		Term(1)
	Underlying	Employees in	Base Price	Expiration
Name	Options Granted	Fiscal Year	Per Share	Date	5%	10%

Paul L. Ruflin	—	—	—	—	—	—
James E. Hall	—	—	—	—	—	—
John T. Patton, Jr.(2)	20,000	1.3%	$8.88	4/29/13	$111,691	$283,048
John S. Cooper(2)	50,000	3.24%	8.88	4/29/13	279,229	707,621
John Depierro(3)	10,000	*	8.88	4/29/13	55,845	141,524

*	Less than 1%

(1)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Voting Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Voting Common Stock holdings are dependent on the timing of such exercises and the future performance of the Voting Common Stock. The rates of appreciation in this table are assumptions only and may not be achieved, and the amounts reflected may not be received by the individuals.

(2)	Mr. Cooper’s and Mr. Patton’s options vest over five-year period.

(3)	Mr. Depierro’s options vest over a three-year period.

Option Exercises and Year-End Option Values

      The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2003. None of the Named Executive Officers exercised options during 2003.

Fiscal Year-End Option Values

	Number of Shares
	Underlying		Value of Unexercised
	Unexercised Options at		In-the-Money Options
	Fiscal Year End		at Fiscal Year End(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul L. Ruflin	240,804	609,196	$996,929	$2,522,071
James E. Hall	413,333	—	1,132,740	—
John T. Patton, Jr.	362,189	—	980,918	—
John S. Cooper	136,664	213,336	138,919	520,081
John Depierro	133,950	23,888	399,015	99,956

(1)	The last sale price of the Voting Common Stock as reported on the Nasdaq National Market on December 31, 2003 was $11.64. The values shown in this chart are based upon the difference between that price and the option exercise price. Each named executive holds option that were generally issued at different dates and at different exercise prices as reported in forms that the executive officers have filed with the Securities and Exchange Commission.

Employment Contracts

      On July 15, 2002, Mr. Ruflin joined the Company as its Chief Executive Officer and President. Under his employment agreement with the Company, Mr. Ruflin will be paid a base annual salary of $750,000, and will be eligible to receive an incentive bonus determined by the Board of Directors, with a target bonus of at least $250,000. Mr. Ruflin also received a restricted stock grant effective July 15, 2002 of 150,000 shares of the Company’s Voting Common Stock subject to a five-year vesting schedule, and an option to purchase 850,000 shares of the Company’s Voting Common Stock, with vesting over a five-year period. In the event that Mr. Ruflin’s employment is terminated other than for cause or on a voluntary basis, or if he terminates his employment for good reason as specified in his employment agreement, he is entitled to severance benefits equal to 18 months (24 months if the termination occurs following a change in control of the Company), of his base pay, target bonus and benefits, together with the continued vesting of his restricted stock and options for a period of twelve months from termination.

      On February 18, 2002, Mr. Cooper joined the Company as its Executive Vice President of Sales. He presently serves as Executive Vice President of Sales and Marketing. Under his employment arrangement with the Company, Mr. Cooper is entitled to receive an annual base salary, which was initially $275,000 and was increased to $330,000 effective June 2002, along with an annual incentive bonus of up to $250,000. Mr. Cooper also received on March 7, 2002 an option to purchase 200,000 shares of the Company’s Voting Common Stock, with the option vesting as to 40,000 shares immediately, vesting as to another 40,000 shares in March 2003, and vesting as to the balance of the shares over the next 36 months beginning in April 2003. On April 29, 2003, Mr. Cooper also received an option to purchase 50,000 shares of the Company’s Voting Common Stock, with the option vesting over a five year period. Under his employment arrangement, if Mr. Cooper’s employment is terminated other than for cause or on a voluntary basis, he is entitled to severance benefits equal to 18 months of his base pay, target bonus and benefits, together with continued vesting of his stock options for a period of twelve months from termination.

Certain Relationships and Transactions

      The Company has a license agreement with Partners HealthCare System, Inc. (“Partners”). Partners was not affiliated with the Company at the time of negotiation of the license. Jay Pieper, a director of the Company, is Vice President of Corporate Development and Treasury Affairs for Partners. Under the terms of this license, the Company may develop, commercialize, distribute and support certain technology and license it, as well as sell related services, to other healthcare providers and hospitals throughout the world (with the exception of the Boston, Massachusetts metropolitan area). No royalties are payable by the Company pursuant to the license with Partners. The Company is obligated to offer to Partners and certain of its affiliates a license for internal use, granted on most favored customer terms, to all new software applications developed by the Company, whether or not derived from the licensed technology, and major architectural changes to the licensed technology. Partners and certain of its affiliates are also entitled to receive internal use licenses, also granted on most favored customer terms, for any changes to any module or application included in the licensed technology requiring at least one person-year of technical effort. Additionally, as part of the agreement, the Company has previously provided development services to Partners related to commercializing its intellectual property. No fees were paid to the Company for development services in 2003. In 2001, Partners entered into a contract with the Company for the license of a new software application and related professional services. This new software application consisted of an upgrade to an existing software application that Partners had licensed from Transition Systems, Inc. (“Transition”), an entity that was acquired by the Company in December 1998. Under this new contract, Partners paid the Company $627,000 in 2003. As of December 31, 2003, Partners owed the Company $100,000 related to this new contract. Partners was not affiliated with the Company at the time of the negotiation of the original Partners license from Transition.

      On January 24, 2003, Mr. Wilson resigned as Chairman and an employee of the Company. In connection with his resignation, under a separation agreement dated January 24, 2003, the Company named him Chairman Emeritus, agreed to pay him an annual honorarium of $50,000 during his tenure as Chairman Emeritus, which term will be a minimum of seven years, agreed to make his then-outstanding options fully exercisable and entered into a one-year consulting contract with him dated January 24, 2003 for compensation not to exceed $300,000 for the first year. The Company paid $261,500 to Mr. Wilson in consulting fees under this contract.

      Also, Mr. Wilson owns a company, RMSC of West Palm Beach, Inc. (“RMSC”), that leases an aircraft to a charter company. The charter company provides aircraft charter services to Eclipsys as well other outside parties. Mr. Wilson has no ownership or other interest in the charter company. Eclipsys paid the charter company $603,000 in 2003 for charters using the aircraft owned by RMSC. Eclipsys also paid the charter company $50,000 in 2003 for charters of other aircraft, not owned by RMSC. RMSC received $275,000 during 2003 from the charter company for these transactions. During January 2003, Eclipsys contracted with RMSC for a minimum number of hours for airplane charters and to extend the then current pricing terms. The minimum commitment amounts are $951,000 and $776,000 in 2004 and 2005, respectively. As part of this arrangement, the Company did not utilize $175,000 of the 2003 commitment. RMSC agreed to allow the unused portion of its 2003 commitment to be utilized in 2004, which is reflected in the 2004 commitment.

      During July 1999, the Company invested in HEALTHvision, Inc. (“HEALTHvision”), a Dallas-based, privately held Internet healthcare company. Mr. Kelly, a member of the Company’s Board of Directors, serves on the board of directors of HEALTHvision. The Company beneficially owns common stock of HEALTHvision representing approximately 20.3% of its outstanding stock on a fully diluted basis. Investment entities affiliated with General Atlantic Partners, LLC beneficially own shares of preferred stock and warrants to purchase preferred stock and common stock of HEALTHvision representing approximately 29.2% of its outstanding stock on a fully diluted basis. Messrs. Denning and Kelly, each a member of the Company’s Board of Directors, are managing members of General Atlantic Partners, LLC. In addition, three of the Company’s officers, Messrs. Robert J. Colletti, T. Jack Risenhoover, II and John Depierro, and three of its former officers, Messrs., Hall, Patton and Wilson, own shares of preferred stock, warrants to purchase preferred stock or stock options of HEALTHvision, representing less than 1% of its outstanding stock in each case and in the aggregate on a fully diluted basis.

      The Company maintains a joint marketing arrangement with HEALTHvision in which both organizations agree to jointly market each other’s products and services. Under this agreement, the Company paid HEALTHvision $1,400,000 during 2003, and owed HEALTHvision $900,000 as of December 31, 2003. Also in 2003, the Company earned revenues from HEALTHvision of $1,200,000 and had accounts receivable due from HEALTHvision of $400,000 at December 31, 2003.

      Eclipsys has adopted a policy that all transactions between it and its executive officers, directors and affiliates must (i) be on terms no less favorable to Eclipsys than could be obtained from unaffiliated third parties; and (ii) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors.

Executive Development and Compensation Committee

Report on Executive Compensation

       This report addresses the compensation policies of the Company applicable to its executive officers during 2003. The Company’s executive compensation program is administered by the Executive Development and Compensation Committee of the Board of Directors (the “Committee”), which is composed of three non-employee directors. The Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer.

Overview and Philosophy

      The Company’s executive compensation program is designed to promote the following objectives:

•	To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long-term success of the Company;

•	To align management’s interests with the success of the Company by placing a portion of the executive’s compensation at risk in relation to the Company’s performance; and

•	To align management’s interests with stockholders by including long-term equity incentives.

      The Committee believes that the Company’s executive compensation program provides an overall level of compensation that is competitive within its industry and among companies of comparable size and complexity. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other similar companies and sets its compensation guidelines based on this review. The Committee also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, the Committee believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance.

Executive Compensation Program

      The Company’s executive compensation program consists of base salary, annual incentive compensation in the form of cash bonuses and long-term equity incentives in the form of stock options and restricted stock. Executive officers also are eligible to participate in certain benefit programs that are generally available to all employees of the Company, such as life insurance benefits and the Company’s Employee Stock Purchase Plan (the “ESPP”) and 401(k) savings plan.

          Base Salary

      At the beginning of each year, the Committee establishes an annual salary plan for the Company’s executive officers based on recommendations made by the Company’s Chief Executive Officer. The Committee attempts to set base salary compensation within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. In setting the annual cash compensation for the Company’s executive officers, the Committee reviews compensation for comparable positions by reviewing compensation data available in a number of publicly available surveys and databases. All of the companies in the Peer Group (as defined below) are included, along with other companies, in the compensation data reviewed. In addition to external market data, salary determinations depend both upon the Company’s financial performance and upon the individual’s performance as measured by certain subjective non- financial objectives. These non-financial objectives include the individual’s contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company’s growth and success.

          Annual Incentive Compensation

      The Company’s bonus program is designed to provide its key employees with cash incentives to achieve the Company’s financial goals. At the beginning of each year, the Committee establishes target annual bonuses for each executive officer, which the executive will receive if the Company achieves its targeted financial objectives for the year. Cash bonuses are then paid annually based upon the Company’s attainment of these targeted financial objectives for the year. During 2003, annual cash bonus targets for the Named Executive Officers, including Mr. Ruflin, were between 0% and 33% of the respective officer’s base salary as of December 31, 2003.

          Long-Term Equity Incentives

      The Company’s stock incentive program is designed to promote the identity of long-term interests between the Company’s employees and its stockholders and to assist in the retention of executives. The size of option and stock grants is generally intended by the Committee to reflect the executive’s position with the Company and his or her contributions to the Company. Stock options and restricted stock generally vest over a three- to five-year period in order to encourage key employees to continue in the employ of the Company. In 2003, all stock options were granted at an option price equal to the fair market value of the Company’s Voting Common Stock on the date of the grant.

          Benefits

      The Company’s executive officers are entitled to receive medical and life insurance benefits and to participate in the Company’s 401(k) retirement savings plan on the same basis as other full-time employees of the Company. The Company’s ESPP, which is available to virtually all employees including executive officers, allows participants to purchase shares at a discount of 15% from the fair market value at the beginning or end of the applicable purchase period. The Board of Directors suspended the ESPP in February 2004.

Summary of Compensation of Chief Executive Officer

      Mr. Ruflin joined the Company as its Chief Executive Officer and President on July 15, 2002. During 2003, Mr. Ruflin received an annual base salary of $750,000. Mr. Ruflin’s base compensation was set by the Committee based on several factors, including (i) the base compensation of persons with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success; and (ii) the Committee’s expectations for the future performance of Mr. Ruflin. The Committee established Mr. Ruflin’s target bonus at $250,000, or 33.3% of his base salary, and provided that he would be entitled to bonus payments based on targeted growth in earnings, revenue and market development, and improvement in customer satisfaction and the product development cycle. Based on these measurements, the Committee did not award Mr. Ruflin a bonus in 2003. Upon joining the Company in 2002, Mr. Ruflin received a stock option to purchase 850,000 shares of the Company’s Voting Common Stock and a restricted stock grant for 150,000 shares of the Company’s Voting Common Stock as discussed elsewhere in this Proxy Statement. These awards formed part of Mr. Ruflin’s employment package with the Company. Mr. Ruflin did not receive any additional stock option or restricted stock awards in 2003.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, the Company structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the

Company’s stock plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

EXECUTIVE DEVELOPMENT AND
COMPENSATION COMMITTEE

Steven A. Denning
G. Fred DiBona
Eugene V. Fife

Compensation Committee Interlocks and Insider Participation

      Messrs. Denning, DiBona and Fife served during 2003 as members of the Executive Development and Compensation Committee. None of Messrs. Denning, DiBona or Fife was at any time during 2003, or at any other time, an officer or employee of the Company. No interlocking relationships exist between the Board of Directors or the Executive Development and Compensation Committee and the board of directors or the compensation committee of any other company; nor has any interlocking relationship existed in the past. See “Certain Relationships and Transactions” for a description of certain relationships and transactions between the Company and affiliates of Mr. Denning.

Report of The Audit Committee

of The Board of Directors

       The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter first adopted and approved on June 14, 2000, and amended and restated on April 29, 2004. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the NASDAQ Stock Market. The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2003 and discussed these financial statements with the Company’s management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company’s independent auditors.

      The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.

      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

AUDIT COMMITTEE

Jay B. Pieper
Eugene V. Fife
G. Fred DiBona

Comparative Stock Performance

      The following graph compares the cumulative total stockholder return on the Voting Common Stock of the Company from December 31, 1998 to December 31, 2003 with the cumulative total return of (i) U.S. companies traded on the NASDAQ Stock Market (the “NASDAQ Index”); and (ii) an index of three similar publicly traded companies (the “Peer Group”). The Peer Group is composed of Cerner Corporation, Quadramed Corporation and IDX Systems Corporation. This graph assumes the investment of $100.00 on December 31, 1998 in the Company’s Voting Common Stock, the NASDAQ Index and the Peer Group, and assumes that any dividends are reinvested.

Comparison of 60-Month Cumulative Total Return

Among Eclipsys Corporation,
The Nasdaq Stock Market (U.S.) Index and Peer Group

	Eclipsys Corporation	Peer Group	Nasdaq Stock Market

12/31/98	$100.00	$100.00	$100.00
12/31/99	$88.36	$67.34	$190.62
12/31/00	$84.48	$87.38	$127.67
12/31/01	$57.76	$86.83	$70.42
12/31/02	$18.45	$61.20	$64.84
12/31/03	$40.14	$80.14	$91.16

Proposal 2 — Ratification of Selection of Independent Auditors

       The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year. PricewaterhouseCoopers LLP has served as the Company’s independent auditors since the Company’s inception. Although stockholder approval of the Board of Directors’ selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers LLP.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     Independent Auditor’s Fees

      The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent auditor, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2003	2002

Audit Fees(1)	$714,870	$341,200
Audit-Related Fees(2)	59,825	33,500
Tax Fees(3)	44,717	146,138
All Other Fees	1,400	0

Total Fees	$821,012	$520,838

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. These services relate to due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Approximately 84.7% of the audit–related fees for 2003 and 100.00% of the audit–related fees for 2002 were provided under the de minimis exception to the audit committee pre-approval requirements.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the review of the consolidated federal income returns, the review of applicable income tax provisions and foreign tax issues, accounted for $34,945 of the total tax fees paid in 2003 and $45,261 of the total tax fees paid in 2002. Tax advice and tax planning services accounted for $9,543 of the total tax fees paid for 2003 and $100,877 of the total tax fees paid for 2002.

Approximately 100% of the tax fees for 2003 and 34.2% of the tax fees for 2002 were provided under the de minimis exception to the audit committee pre-approval requirements.

Pre-Approval Policy and Procedures

      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditor. This policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Other Matters

Code of Conduct

      In 2003, the Board of Directors adopted a Code of Business Ethics and Conduct (the “Code”) that applies to each employee of the Company. A copy of the Code has been disseminated to all Company employees and has also been posted on the Company’s website at www.eclipsys.com. Among other things, the Code seeks to establish appropriate conduct and business ethics for all Company employees.

Other Stockholder Meeting Matters

      The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

      Pursuant to Securities Exchange Act Rule 14a-8(e), proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company at its principal office at 1750 Clint Moore Road, Boca Raton, Florida 33487, not later than December 31, 2004 for inclusion in the proxy statement for that meeting. In addition to this requirement, under the Company’s By-Laws, proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders (other than proposals to be included in the Proxy Statement for that meeting in accordance with Rule 14a-8(e)) must be received by the Company at its principal office in Boca Raton, Florida no less than 60 days nor more than 90 days prior to the date of that meeting. If public notice of the annual meeting of stockholders of the Company is not given at least 70 days before the meeting date, any stockholder proposal must be received by the Company within 10 days after such public notice. A copy of the Company’s By-Laws may be obtained from the Secretary of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who beneficially own more than ten percent of the Voting Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company. Based solely on the reports received by it and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the year ended December 31, 2003.

By Order of the Board of Directors,

Brent A. Friedman, Secretary

April 29, 2004

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

A.     Purpose.

The purpose of the Audit Committee (the “Committee”), is to discharge the responsibilities of the Board of Directors (the “Board”) of Eclipsys Corporation (the “Company”), concerning its oversight of the following matters:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements regarding the Company’s financial statements;

•	the qualifications, independence and performance of the Company’s independent auditors; and

•	the effectiveness of the Company’s internal audit function.

B.     Structure and Membership.

1.	Number. The Audit Committee shall consist of at least three members of the Board.

2.	Independence. Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 and the applicable rules thereunder (collectively, the “Act”), each member of the Audit Committee shall be “independent” as defined by the Act and as defined under Rule 4200(a)(15) of the NASDAQ Stock Market rules, meet the independence criteria set-forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of financial statements of the Company or any subsidiary of the Company at any time during the past three years.

3.	Conflicts of Interest. Each member of the Audit Committee shall not hold a “Conflict of Interest” as such term is defined in the Company’s Code of Business Conduct and Ethics.

4.	Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Audit Committee shall qualify as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the rules of the Securities and Exchange Commission. All members of the Audit Committee shall participate in continuing education programs as set forth in the rules developed by the Nasdaq Listing and Hearings Review Council.

5.	Chair. Unless the Board elects a Chairman of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

6.	Compensation. The compensation of Audit Committee members shall be as determined by the Board. No member of the Audit Committee may receive any compensation from the Company or any of its subsidiaries other than director’s fees or fees for serving on a Committee.

7.	Selection and Removal. Members of the Audit Committee shall be members of the Board and shall be appointed by the Board upon the recommendation of the Nominating and Corporate

Governance Committee. The Board may remove members of the Audit Committee from such committee, with or without cause.

C.     Authority and Responsibilities.

1.	General Authority and Responsibilities.

i.	The Audit Committee shall discharge its responsibilities, and shall assess the information provided to it by the Company’s management, internal auditor and independent auditor, in accordance with its business judgment.

ii.	The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company.

iii.	The Company’s internal auditors are responsible for monitoring the effectiveness of established control standards and communicating any significant findings or recommendations to the Audit Committee.

iv.	The Company’s independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

v.	The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

vi.	The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the conduct of any investigation.

vii.	The Audit Committee shall provide the full Board with regular reports of issues arising with respect to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s auditors and the performance of the internal audit.

      2. Oversight of Independent Auditors.

i.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating and, if necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor that it appoints.

ii.	Independence. The Audit Committee shall take, or recommend that the full Board takes, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1 (Exhibit “A” attached). The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall also develop and implement hiring policies for the employees or former employees of the independent auditor.

3.	Audit Plan. The Audit Committee shall review the independent auditor’s proposed audit scope for the current year.

4.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

5.	Oversight of Internal Auditors.

i.	Structure. The Audit Committee shall review the activities, resources, and organizational structure of the internal audit function to ensure there are no unjustified restrictions or limitations.

ii.	Internal Audit Leadership. The Audit Committee shall review and concur in the appointment, replacement or dismissal of the Company’s most senior internal audit executive.

iii.	Internal Audit Plan. The Audit Committee shall review the annual internal audit plan and evaluate the effectiveness of the internal audit function.

6.	Pre-approval of Services. The Audit Committee shall pre-approve (i) all audit services, which may entail providing comfort letters in connection with securities underwritings; and (ii) all non-audit services (other than de minimis non-audit services as defined by the Sarbanes-Oxley Act of 2002, and the applicable rules thereunder), to be provided to the Company by the independent auditor. The Sarbanes-Oxley Act defines, among other things, “de minimis” non-audit services as services (i) where the aggregate amount of such non-audit services constitutes not more than 5% of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided; (ii) that the Company did not recognize as a non-audit service at the time of the engagement of the non-audit services; and (iii) that are non-audit, but that are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to the completion of the audit. The Audit Committee shall cause the Company to disclose in its periodic reports to be filed with the Securities and Exchange Commission, all instances in which the Audit Committee has approved of any non-audit services to be performed by the independent auditor.

7.	Oversight of Independent Auditors. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work to be performed by the independent auditor including, among other things, the resolution of disagreements between the Company’s management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, as appropriate, obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934.

8.	Review of Audited Financial Statements.

i.	Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company’s management and independent auditor, the Company’s audited financial statements including the matters about which the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

ii.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

9.	Review of Other Financial Disclosures; Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

10.	Audit Committee Report. The Audit Committee shall prepare the report described in Item 306 of Regulation S-K for inclusion in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting).

11.	Controls and Procedures.

i.	Oversight. The Audit Committee shall coordinate the Board’s oversight of the Company’s internal accounting controls, the Company’s disclosure controls and procedures and the Company’s Code of Business Conduct and Ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Securities Exchange Act of 1934.

ii.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company for concerns regarding questionable accounting or auditing matters. (See the Company’s Whistleblower Policy, a copy of which is included in the Company’s Code of Business Conduct and Ethics). The Audit Committee shall also have the authority to determine and enforce disciplinary actions for persons involved in any questionable accounting, auditing matters or general business matters and procedures.

iii.	Related-Party Transactions. The Audit Committee shall review all related party transactions or matters involving a potential “conflict of interest” on an ongoing basis, and must approve all such transactions.

iv.	Reporting on Internal Controls. At least annually (or more frequently of the circumstances require), the Audit Committee shall review with the independent auditor and management personnel the adequacy and effectiveness of the Company’s accounting, financial and other internal controls (including a review of any reports or communications required by or referred to in Statement of Auditing Standards No. 61, as amended by Statement of Auditing Standards 90), and elicit any recommendations for the improvement of existing controls or the addition of new or more detailed controls.

12.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board.

D.     Procedures and Administration.

1.	Meetings. At least quarterly, the Audit Committee shall meet separately with: (i) the independent auditor; (ii) Company’s senior financial management; and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate. Members of the Audit Committee may participate in a meeting through the use of conference telephone or similar communications equipment as long as all members participating in such meeting can hear one another, and such participation shall constitute presence at such meetings. Unless the Audit Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all members of the Audit Committee consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Audit Committee.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter, and recommend any proposed changes to the Board for approval.

5.	Independent Advisors. The Audit Committee shall have the authority, without further action by the Board, to engage and determine funding for such independent legal, accounting and other advisors, as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority, without further action by the Board, to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

EXHIBIT “A”

INDEPENDENCE STANDARDS BOARD STANDARD NUMBER 1

Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees

Standard.

1. This standard applies to any auditor intending to be considered an independent accountant with respect to a specific entity within the meaning of the Securities Acts (“the Acts”) administered by the Securities and Exchange Commission. At least annually, such an auditor shall:

a.	disclose to the audit committee of the company (or the board of directors if there is no audit committee), in writing, all relationships between the auditor and its related entities and the company and its related entities that in the auditor’s professional judgment may reasonably be thought to bear on independence;

b.	confirm in the letter that, in its professional judgment, it is independent of the company within the meaning of the Acts; and

      c. discuss the auditor’s independence with the audit committee.

Official Comment.

      In adopting this standard, the Board does not intend that an isolated and inadvertent violation of the standard’s requirements would constitute a per se impairment of the auditor’s independence, provided that the auditor is in compliance with all other independence rules. The Board believes, however, that in such circumstances the auditor must remedy violations of the standard’s requirements promptly upon discovery.

DETACH HERE

PROXY

ECLIPSYS CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
TUESDAY, JUNE 1, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, having received notice of the meeting and management’s proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Paul L. Ruflin, Robert J. Colletti and Brent A. Friedman, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Eclipsys Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Omni Charlottesville Hotel, 235 Main Street, Charlottesville, Virginia 22902, on Tuesday, June 1, 2004, at 2:00 p.m., local time, and at any adjournment thereof (the “Meeting”).

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

1.	To elect the following person to serve as Class III director until the 2007 annual meeting of stockholders and until his successor is duly elected and qualified:

Nominee (01) Edward A. Kangas

FOR NOMINEE	☐	☐	WITHHOLD FROM NOMINEE

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the current fiscal year.	☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Signature:	Date:	Signature:	Date: